QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
American Science and Engineering, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, MA 01821

August 20, 2001

To our stockholders:

    You are cordially invited to attend the Special Meeting in Lieu of Annual Meeting of Stockholders of American Science and Engineering, Inc. to be held September 20, 2001 at 10:30 a.m. at the Renaissance Bedford Hotel. The Board of Directors and management look forward to personally greeting those stockholders who will attend.

    The accompanying Proxy Statement asks for your vote to set the number of Directors at six for the ensuing year and to re-elect the current Directors to another one-year term. Our Board of Directors is elected each year by the stockholders to a one-year term.

    Dr. Herman Feshbach, a long-time Director of American Science and Engineering, Inc. and former Chairman of the Board of Directors, passed away on December 22, 2000. American Science and Engineering, Inc. was deeply saddened by his passing and recognizes his long and significant efforts on behalf of American Science and Engineering, Inc.

    Thank you for your consideration and I look forward to seeing you at our Annual Meeting on September 20, 2001.

                      Very truly yours,

                      Ralph S. Sheridan
                      President and CEO

AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, Massachusetts 01821

NOTICE OF SPECIAL MEETING IN LIEU OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 20, 2001

    The Special Meeting in Lieu of Annual Meeting of Stockholders of American Science and Engineering, Inc. (the "Company") will be held Thursday, September 20, 2001, at 10:30 A.M., at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, for the following purposes:

      (1) To fix the number of Directors of the Company at six for the ensuing year, and to elect the six persons named in the accompanying Proxy Statement to serve as Directors until the next Annual Meeting and until their successors are elected and qualified; and

      (2) To consider and act upon any other business that may properly come before the meeting and any adjournment or adjournments thereof.

    Stockholders of record at the close of business on August 6, 2001 are entitled to notice of, and to vote at, the meeting.

                      By Order of the Board of Directors

                      Edwin L. Lewis
                      Clerk

August 20, 2001

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, Massachusetts 01821

PROXY STATEMENT

    The enclosed Proxy is solicited by the Board of Directors of American Science and Engineering, Inc. (the "Company") for use at the Special Meeting in Lieu of Annual Meeting of Stockholders to be held on Thursday, September 20, 2001, at 10:30 a.m. at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, and at any adjournment of the meeting (the "Meeting"). The matters to be considered and acted upon at the Meeting are described in the attached notice of the Meeting and in this Proxy Statement.

    Stockholders of record at the close of business on August 6, 2001 are entitled to notice of and to vote at the Meeting. Each share of Common Stock of the Company outstanding on the record date is entitled to one vote. As of the close of business on August 6, 2001, 5,027,707 shares of Common Stock of the Company were outstanding.

    This Proxy Statement and the accompanying Proxy will first be mailed to stockholders on or about August 20, 2001. A copy of the Annual Report of the Company for its fiscal year ended March 31, 2001 accompanies this Proxy Statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

    The Company's By-laws provide that the Board of Directors of the Company shall consist of not less than three nor more than twelve directors. The Board of Directors currently consists of six members, whose terms expire at the Meeting. Dr. Herman Feshbach, a member of the Board and former Chairman, passed away on December 22, 2000. The directors are recommending that the size of the Board be set at six members and that the six incumbent directors identified below be re-elected.

    A plurality of the votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon is required to elect each of the six directors. Each director will serve for one year and until his successor is elected and qualified. If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, the Board of Directors may designate another nominee and the persons named as proxies will vote all proxies for such nominee. The Board of Directors has no reason to believe that any nominee is unwilling or unable to serve. There are no arrangements between any nominee and any other person relating to such nominee's nomination.

    Proxies solicited by the Board of Directors of the Company, if properly signed and returned and containing no instructions to the contrary, will be voted FOR electing the six nominees listed below as directors of the Company.

Nominees

    The names of, and certain information with respect to, the persons nominated by the Board of Directors for election as directors are as follows:

Name	Age	Positions and Offices of Company Held	Date Assumed Each Position
Roger P. Heinisch	63	Director	June 1999
Hamilton W. Helmer	54	Director	February 1993
Donald J. McCarren	61	Director	February 1993
William E. Odom	68	Director Chairman	September 1996 September 1998
Ralph S. Sheridan	51	Director President & CEO	January 1994 September 1993
Carl W. Vogt	65	Director	June 1997

    Dr. Roger P. Heinisch worked at Honeywell corporation from 1968 to 1991 in various engineering positions before becoming Director of Research in 1978; Director of the Systems and Research Center in 1980 and Vice President in 1982; Vice President of Flight Systems Operations in 1985; Corporate Vice President of Advanced Technology in 1988; and Vice President of Materials and Manufacturing for the Defense Systems Group in 1990. He assumed the position of Vice President, Engineering with Alliant Techsystems when that company was spun off from Honeywell in 1991. From 1995 until April of 1997, Dr. Heinisch also assumed responsibility for Information Systems and Technology at Alliant. Dr. Heinisch holds a B.S. and an M.S. in Nuclear Engineering from Marquette University and a Ph.D. in Engineering Science from Purdue University. Currently, Mr. Heinisch serves on the boards of Nonvolatile Electronics, Inc., Theseus Logic Inc., Third Wave Systems, Point Cloud and Superior Vocabulary.

    Dr. Hamilton W. Helmer has, for the last 16 years, been Managing Partner of Helmer & Associates, a strategic consulting firm located in Los Altos, California. Prior to that, Dr. Helmer worked for Bain & Co. Dr. Helmer holds a Ph.D. in Economics from Yale University.

    Dr. Donald J. McCarren is President of an early stage, privately held, functional genomics research organization, AlphaGene, Inc. Previously, Dr. McCarren served as President of the National Center for Genome Resources, a non-profit corporation located in Santa Fe, New Mexico, which supports genome projects and related research by providing resources such as expertise in bioinformatics. Prior to assuming that position in 1997, Dr. McCarren was the founder of Tacora Corporation, a medical technology company located in Seattle, Washington. From July 1992 to June 1994, he was President and Chief Operating Officer of ImmunoGen, Inc., a small molecule cancer research and development company located in Cambridge, Massachusetts. Prior to that, Dr. McCarren spent almost 9 years in Erbamont N.V. serving as President (1990 to 1992) of the Adria Laboratories Division of Erbamont N.V. in Columbus, Ohio, and Corporate Vice President of Worldwide Marketing and Business Development (1989 to 1990) and Vice President of Far East and Austral-Asian Operations (1986 to 1989) of Erbamont, N.V. Dr. McCarren holds a Ph.D. in Developmental Economics.

    General William E. Odom is the Director of National Security Studies for the Hudson Institute in Washington, D.C. and an adjunct Professor in the Department of Political Science at Yale University. Prior to joining the Hudson Institute in 1988, General Odom spent 34 years as an officer in the United States Army, retiring with the rank of Lieutenant General. While on active duty, General Odom served as Director of the National Security Agency for three years, Assistant Chief of Staff for Intelligence for the Department of the Army for four years and Military Assistant to the President's National Security Advisor for four years. General Odom received his B.S. degree from West Point and Masters and Ph.D. degrees from Columbia University. General Odom is on the Board of Directors of V-ONE Corporation of Rockville, Maryland, Middlebury College, from which he received an honorary doctorate, and the Institute for the Study of Diplomacy at Georgetown University. General Odom is the author of five books and numerous articles.

    Mr. Ralph S. Sheridan was elected President and Chief Executive Officer of the Company in September 1993, and in January of 1994, he was elected a Director. Prior to joining the Company, Mr. Sheridan ran his own consulting and investment firm, Value Management Corporation, in Waltham, Massachusetts. Prior to that, Mr. Sheridan was President and CEO (1988-1989) and Vice President of Marketing and Operations (1987-1988) of HEC Energy Corp., in Boston, Massachusetts. Before joining HEC, Mr. Sheridan held the position of Vice President of Operations for the Engineered Systems and Controls Group (1984-1986) and Vice President of Corporate Business Development (1981-1984) at Combustion Engineering, Inc. in Stamford, Connecticut. Mr. Sheridan holds a B.S. in Chemistry and an M.B.A., both from Ohio State University.

    Mr. Carl W. Vogt was elected to the Board in June, 1997. He is a senior partner in the Washington, D.C. office of the international law firm of Fulbright & Jaworski. Mr. Vogt has been with that firm since 1966, with various periods away from the firm to perform government service. In 1992, he was appointed by President Bush as the Chairman of the National Transportation Safety Board, where he served until 1994. Mr. Vogt is on the Board of Directors of Yellow Corporation, Flag Funds, ISI Managed Funds and the Air Safety Foundation of the Aircraft Owners and Pilots Association. He is Chairman of the Board of Directors of the Flight Safety Foundation and a trustee of Williams College. Mr. Vogt earned his bachelor's degree from Williams College and his law degree from the University of Texas Law School.

Executive Officers (who are not also Directors)

Name	Age	Position and Offices of Company Held	Date Assumed Each Position
William L. Adams	68	Vice President, Chief Engineer	September 1998
Joseph Callerame	51	Vice President, Technology and Chief Technology Officer	June 1998
Ralph G. Foose	57	Vice President, Operations	September 1999
Edwin L. Lewis	55	Vice President, General Counsel and Clerk	March 2000
Richard Mastronardi	53	Vice President, Field Operations	September 2000
Robert J. Peters	40	Vice President, Business and Commercial Development	November 1997
Andrew R. Morrison	49	Vice President, Chief Financial Officer	June 2001

    Dr. Joseph Callerame joined American Science & Engineering in June 1998 as Vice President, Technology, and Chief Technology Officer. Prior to joining the Company, Dr. Callerame spent over twenty years at Raytheon Company, most recently as Manager, Engineering and Technology Development and Consulting Scientist, at Raytheon Electronic Systems. Prior to that appointment, Dr. Callerame was Deputy General Manager of Raytheon's Corporate Research Division. Dr. Callerame received his B.A. in Physics from Columbia College, and his M.A. and Ph.D., also in Physics, from Harvard University. After receiving his Ph.D. and prior to his employment at Raytheon, Dr. Callerame served as a Post-Doctoral Fellow in Nuclear Physics at M.I.T.

    Dr. William Adams is President of Adtech Consulting, Inc., a technology and management consulting firm located in Columbus, Ohio. Dr. Adams joined the Company in July 1997 as acting Chief Technology Officer. In August 1998 he became the acting Vice President of Operations and he now serves as Chief Engineer. Prior to joining the Company Dr. Adams spent over thirty years in engineering and general management in process automation firms including AccuRay, Combustion Engineering, and ABB. During this period he held positions as Vice President of Field Service, VP of Engineering, Senior Vice President

of Engineering, Manufacturing, and Marketing, and Vice President of Quality. In 1987 Dr. Adams established a process automation joint venture in Russia for Combustion Engineering. Dr. Adams and his wife moved to Moscow in 1991 where he managed the joint venture for ABB after Combustion Engineering was acquired by ABB. Dr. Adams retired from ABB in 1994 and established Adtech Consulting, Inc. Dr. Adams holds a B.S. in Electrical Engineering from Michigan Technological University, an M.S. in Electrical Engineering from MIT, and a Ph.D. from Purdue University.

    Mr. Robert J. Peters joined the Company in November of 1997 as the Director of Product Development Engineering, and was promoted to his current position in March of 1998. He is responsible for all of the marketing, application and sales engineering, as well as communications. Prior to joining the Company, Mr. Peters spent 14 years in the defense industry, working for General Dynamics, Lockhead Martin, General Electric and RCA. Through various positions in engineering, program management and sales and marketing, Mr. Peters has led new product development of combat vehicles, stabilization systems, diagnostic systems and paperless documentation environments. He has developed joint ventures in the U.K. and worked extensively throughout Asia and Europe. Mr. Peters earned a B.S. in Electrical Engineering and a M.E. in Biomedical Engineering from Worcester Polytechnic Institute and a M.S. in Electrical Engineering from Northeastern University in Boston, MA.

    Mr. Ralph G. Foose joined the Company as Vice President of Operations in September, 1999 after three years as President and Chief Financial Officer of Sight in Systems, a software manufacturing company. Prior to his work at Sight in Systems, Mr. Foose was President of IRD Mechanalysis where he led a company turnaround. In 1986 Mr. Foose joined Combustion Engineering as President of Taylor Instrument Systems. During his six year tenure, the company split into two divisions and grew from $20 million in annual sales to $150 million. Early on in his career, Mr. Foose held various technical consulting and managerial positions with Booz-Allen Hamilton, AccuRay Corporation and NASA. Mr. Foose holds a B.S. in Electrical Engineering from Florida Institute of Technology and an M.S. in Computer Science from Ohio State University.

    Mr. Edwin L. Lewis joined the Company in March 2000 after over two years as President of the Atlantic Legal Foundation, a public interest law firm in New York City. From 1995 to 1997, Mr. Lewis was Vice President, General Counsel and Corporate Secretary of Borg-Warner Security Corporation and from 1983 to 1995 was general counsel first for its subsidiary Wells Fargo Alarm Services and then for its subsidiary Burns International Security Services. Previously, Mr. Lewis was senior attorney for Atlantic Richfield Company. Mr. Lewis holds a Juris Doctor Degree from Temple University School of Law and a Bachelor of Arts Degree in International Affairs from Lafayette College. Mr. Lewis is a member of the Legal Advisory Board of the National Federation of Independent Business Legal Foundation.

    Mr. Richard Mastronardi rejoined the Company in September 2000 as Vice President, Field Operations after having worked with the organization as Senior Vice President and Vice President of Engineering from 1975 through 1987. Prior to rejoining the Company, Mr. Mastronardi was Chief Operating Officer of Adcole Corporation, a manufacturer of satellite-borne sun sensors and precision gages for the automotive industry. Before that, Mr. Mastronardi was Vice President and General Manager of Caprius, Inc., a manufacturer of Medical MRI Systems and spent ten years as Vice President of R&D at Thermo Power Corporation, a Thermo Electron Company. Mr. Mastronardi holds a B.S. in Aeronautical Engineering from Rensselaer Polytechnic Institute and a MBA from Northeastern University.

    Mr. Andrew R. Morrison joined the Company in June 2001 after serving as CFO and Corporate Secretary of SoftLock.com d.b.a. Digital Goods, an internet DRM and marketing services company located in Maynard MA. From 1994 to 2000, Mr. Morrison served first as Treasurer and then as CFO of AAF-McQuay Corporation, a global HVAC and filtration company. Prior to this Mr. Morrison held senior financial positions with PHH Corporation (now a unit of Cendant), British Petroleum (BP), SOHIO Oil and Gulf Oil. These positions with public companies spanned all aspects of finance including banking, capital markets, strategic financial planning, mergers and acquisition, investor relations, trade and project finance, FX and interest rate risk including directing BP's financial trading room in the Western Hemisphere. Mr. Morrison began his business career at the Chase Bank after receiving his BA from the University of Rochester and attending the MSFS Program at Georgetown University. Mr. Morrison went on to earn his MBA in Finance from the University of Chicago.

Meetings of Board of Directors and Committees

    During the fiscal year ended March 31, 2001, the Board of Directors of the Company met 5 times. All of the directors attended 75% or more of the aggregate of the total number of meetings of the Board (held during the period they were directors) and of the meetings of committees of the Board on which they served. The Board of Directors has three standing Committees: the Audit, Compensation and Nominating Committees.

    The Audit Committee consists of Dr. Hamilton W. Helmer, Dr. Donald J. McCarren and Dr. Roger P. Heinisch. This Committee, which met once during fiscal 2001, is primarily responsible for reviewing the activities of the Company's independent auditors, reviewing and evaluating recommendations of the auditors, recommending areas of review to the Company's management, and reviewing and evaluating the Company's financial statements, accounting policies, reporting practices and internal controls.

    The Compensation Committee consists of Mr. Carl W. Vogt and Gen. William E. Odom. This Committee, which met once during fiscal 2001, is responsible for making recommendations to the Company's Board of Directors concerning the levels and types of compensation and benefits to be paid and granted to the Company's Chief Executive Officer and other executive employees of the Company and for the administration of the Company's stock option plans.

    The Nominating Committee consists of Gen. William E. Odom and Mr. Ralph S. Sheridan. The Committee did not formally meet during fiscal 2001. The Committee is charged with the responsibility of identifying appropriate candidates for nomination to the Board. The Company By-Laws currently do not set forth any procedure for the nomination of candidates for director by stockholders.

Compensation of Directors

    Directors who are also employees of the Company do not receive additional compensation as directors. Non-employee directors (other than the Chairman) receive annual compensation of 2,000 shares of Company Common Stock issuable on January 10th in each year, and options to purchase 7,000 shares of Common Stock at the closing price on the date of the Annual Meeting in each year. The Chairman receives 3,000 shares of Common Stock on January 10th in each year. No meeting fees or other fees are payable to any director.

OWNERSHIP OF COMMON STOCK OF THE COMPANY BY CERTAIN PERSONS

    As of August 6, 2001, the Company was not aware of any person or entity beneficially owning 5% or more of the Companys Common Stock, except as set forth below. The following table sets forth the Common Stock holdings of the Company's directors, nominees for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below and all directors and executive officers as a group as of August 6, 2001.

Beneficial Holdings of the Company's Common Stock by Directors and Executive Officers as of August 6, 2001.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Joseph Callerame	61,524	1.2%
Ralph G. Foose	48,116	(* )
Roger P. Heinisch	19,500	1.6%
Hamilton W. Helmer	80,781	(* )
Edwin L. Lewis	27,843	(* )
Donald J. McCarren	88,581	1.7%
William E. Odom	52,000	1.0%
Robert J. Peters	29,829	(* )
Ralph S. Sheridan (2)	703,542	12.3%
Carl W. Vogt	54,916	(* )
Directors and Officers as a Group (13 persons)	1,221,696	22.5%

*
amount owned constitutes less than 1%

(1)
Includes shares that may be acquired under stock options and warrants exercisable within sixty days after the date of this table as follows: Dr. Callerame—50,000; Mr. Foose—37,500; Mr. Heinisch—15,167; Dr. Helmer—67,000; Mr. Lewis—23,334; Dr. McCarren—68,000; Lt. Gen. (Ret.) Odom—35,000; Mr. Peters—28,667; Mr. Sheridan—495,000; Mr. Vogt—29,750; and all Directors and Officers as a group—894,418. All ownership reported herein includes sole voting and investment power.

(2)
c/o American Science and Engineering, Inc.
829 Middlesex Turnpike
Billerica, MA 01821

EXECUTIVE COMPENSATION

    The following chart provides information concerning compensation paid by the Company during the year ended March 31, 2001 to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company whose aggregate compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
Annual Compensation
Name and Principal Position	Fiscal Year					Option Awards (#)	All Other Compensation ($)(1)
		Salary ($)		Bonus ($)
Ralph S. Sheridan President and CEO	2001 2000 1999	274,710 267,120 245,495		— 172,500 230,000	(6) (3) (3)	— 225,000 —	4,710 4,058 5,658
Joseph Callerame Vice President, CTO	2001 2000 1999	211,502 211,964 160,828		— 58,500 —	(7) (4)	— — 50,000	3,002 2,719 2,212
Ralph G. Foose Vice President, Operations	2001 2000	206,628 113,846	(2)	— —	(7)	— 50,000	10,474 —
Edwin L. Lewis Vice President, General Counsel	2001 2000	181,550 12,461	(2)	10,000 —	(7)	10,000 40,000	3,100 —
Robert J. Peters Vice President, Marketing	2001 2000 1999	150,249 141,081 126,568		36,450 — 16,500	(5)(7)	20,000 3,000 15,000	1,074 290 224

(1)
All Other Compensation includes imputed income from taxable life insurance premiums paid by the Company, and, for Mr. Sheridan, a leased automobile.

(2)
The indicated years were years of partial employment with the Company for the named executive.

(3)
Mr. Sheridan's bonus is paid in respect of "contract years" ending September 30th in each year and is paid in cash.

(4)
Represents bonus earned in fiscal 1999 and fiscal 2000.

(5)
Represents bonus earned in fiscal 2000.

(6)
Mr. Sheridan waived his bonus entitlement for fiscal 2001.

(7)
No incentive bonuses were paid to executive officers for fiscal 2001.

Employment Contracts

    Mr. Sheridan has an employment contract with the Company that provides for his employment as President and Chief Executive Officer, and as a Director, through September 2002, at an annual salary of $270,000, subject to annual review, plus performance bonuses tied to specific accomplishments. This contract replaces Mr. Sheridan's prior contract with the Company, which expired in September 1999.

    Under the contract, Mr. Sheridan is eligible to receive an annual bonus of up to $270,000 in each contract year, based on his accomplishment of goals established by the Compensation Committee. In addition, in September 1999, the Company granted Mr. Sheridan options to purchase 225,000 shares of the Company's Common Stock at an exercise price of $7.44 per share, the fair market value of the Company's

Common Stock on the date of grant. The options become exercisable at the rate of 75,000 options per year on the first three anniversaries of the grant.

    Mr. Sheridan recognized no income upon the issuance of the options. When the options are exercised, Mr. Sheridan will recognize ordinary income in an amount equal to the difference between the fair market value of the Common Stock received upon the exercise of the option and the amount paid for the Common Stock. At that time, the Company will be allowed a deduction equal to the amount recognized as ordinary income by Mr. Sheridan. The options provide that to the extent that exercise of an option would give rise to compensation expense that the Company reasonably expects will not be deductible for tax purposes in any given taxable year pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, the number of shares as to which the options may be exercised during that taxable year shall be limited.

    Under his initial employment contract, Mr. Sheridan purchased 160,000 treasury shares of the Company's Common Stock payable by promissory note. The note is due on the earlier of September 15, 2003 or the termination of Mr. Sheridan's employment. The Company has agreed to reimburse Mr. Sheridan for the interest payable under the note in most circumstances.

    Mr. Sheridan is entitled to receive the same benefits as other senior executives of the Company, as well as to the use of a car.

    In the event that Mr. Sheridan's employment with the Company is terminated without "Cause," or by him for "Good Reason" (as defined in the employment contract), he will receive twelve months pay and any previously earned bonuses. In the event that Mr. Sheridan's employment with the Company is terminated for "Cause", or by him other than for "Good Reason" (as defined in the employment contract), or by his death or disability, he will not be entitled to receive any salary beyond the date of termination, and he will only be entitled to receive previously earned bonuses if the termination is caused by death or disability.

    Dr. Callerame, Mr. Foose, Mr. Lewis, Mr. Mastronardi, Mr. Morrison and Mr. Peters have agreements with the Company granting each of them severance payments equal to one year's salary if they are terminated in connection with a change of control of the Company as defined in the agreement. The agreement also provides that if each of them is terminated for any reason other than "Cause" as defined in the agreement, he will be entitled to receive an amount equal to at least six months salary.

/
/  The following tables provide information concerning the grant of options in Fiscal Year 2001 to Executive Officers named in the Summary Compensation Table and options exercised by those officers.

OPTION GRANTS IN THE LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)*
	Individual Grants
		% of Total Options Granted to All Employees
	Options Granted		Exercise Price ($)	Expiration Date
					5%/year	10%/year
Ralph S. Sheridan	0	N/A	N/A	N/A	N/A	N/A
Joseph Callerame	0	N/A	N/A	N/A	N/A	N/A
Ralph G. Foose	0	N/A	N/A	N/A	N/A	N/A
Edwin Lewis	10,000	2.44%	5.125	12/7/10	33,841	61,250
Robert J. Peters	20,000	4.89%	6.50	9/21/10	111,756	150,000

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

			Number of Unexercised Options at Fiscal Year End— March 31, 2001 (#)		Value of Unexercised In-The- Money Options at Fiscal Year End— March 31, 2001 ($)
	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ralph S. Sheridan	0	0	420,000	150,000	480,000	—
Joseph Callerame	0	0	37,500	12,500	—	—
Ralph G. Foose	0	0	25,000	25,000	—	—
Edwin Lewis	0	0	23,334	26,666	51,250	—
Robert J. Peters	0	0	16,000	22,000	—	—

*
The assumed rates are compounded annually for the full term of the options.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

    During the fiscal year ended March 31, 2001, the Company's Compensation Committee consisted of Mr. Carl Vogt and General William E. Odom. No reportable relationship existed with respect to any member of the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (consisting of the two outside Directors whose names appear below this Report) has sole responsibility for compensation issues relating to the Chief Executive Officer. Compensation practices and policies for the other executive officers are set by the Chief Executive Officer with the advice of the Compensation Committee.

    The Compensation Committee has formulated an approach to all executive compensation that emphasizes the establishment of goals and objectives for each executive and for the Company as a whole and ties a substantial portion of executive compensation to the performance of the executive and the Company with respect to these goals and objectives. Base compensation for executive officers (and many other Company employees) is established on the basis of an analysis of salaries received by comparable employees of high-tech and manufacturing companies in the Greater Boston area, company financial results and prospects, and individual contributions relative to the job description and past performance of each officer.

    Also in keeping with its performance-based compensation philosophy, in the spring of 1994, the Company implemented an incentive compensation program for all executives who report directly to the Office of the President. Under this new policy, these executives receive a specified portion of their total compensation (ranging from 10% to 50%) based upon two factors: their completion of agreed upon goals and objectives, and the performance of the entire Company.

    Report Submitted By: William Odom and Carl Vogt.

REPORT OF THE AUDIT COMMITTEE

August 20, 2001

To the Board of Directors of American Science and Engineering, Inc.:

    We have reviewed and discussed with management of the Company's audited financial statements as of and for the year ended March 31, 2001.

    We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

    We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board and have discussed with the auditors the auditors' independence.

    Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2001.

Hamilton W. Helmer, Audit Committee Chairman
Roger P. Heinisch, Member
Donald J. McCarren, Member

AUDIT COMMITTEE CHARTER; AUDIT COMMITTEE INDEPENDENCE

    The Audit Committee is governed by a charter approved by the Board of Directors on July 18, 2000. All Audit Committee members are independent.

/ /  Stock Performance Chart

    The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) during the previous five years in comparison to the returns of the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's 500 High-Tech Composite Stock Price Index.

OTHER MATTERS

Voting

    The votes of the stockholders present in person or represented by proxy at the meeting will be tabulated by an inspector of elections appointed by the Company. The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock of the Company is necessary to provide a quorum at the Meeting. Directors are elected by a plurality of the affirmative votes cast. Abstentions and broker "non-votes" are each counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the effect of votes against proposals presented to the stockholders other than the election of directors. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Proxies; Revocation of Proxies

    All proxies solicited by the Board of Directors of the Company that are properly executed and returned, but which are not expressly voted, will be voted at the Meeting in accordance with the recommendation of the Board of Directors of the Company, unless such proxies are revoked prior to the Meeting. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or may be revoked in person at the Meeting at any time prior to the voting thereof. Attendance at the Meeting will not, by itself, revoke a proxy.

Solicitation

    All expenses of this solicitation will be paid by the Company. Brokerage firms, nominees, fiduciaries and other custodians have been requested to forward proxy solicitation materials to the beneficial owners of shares of Common Stock of the Company held of record by such persons, and the Company will reimburse such brokerage firms, nominees, fiduciaries and other custodians for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition to solicitation of proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies from stockholders of the Company by telephone, telegram, in person or by other means.

Independent Public Accountants

    The Board of Directors has selected Arthur Andersen LLP, as the independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 2002.

    A representative of Arthur Andersen LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

Stockholder Proposals for 2002 Annual Meeting

    Proposals which stockholders intend to present at the Company's 2002 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than April 23, 2002. If a proponent fails to notify the Company by April 23, 2002 of a non-Rule 14a-8 stockholder proposal that it intends to submit at the Company's 2002 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter. The Company suggests that proposals be submitted by Certified Mail, Return Receipt Requested.

Section 16(a) Beneficial Ownership Reporting Compliance

    Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports. Based solely on the Company's review of the copies of such reports it has received, the Company believes that all of its directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended March 31, 2001.

Incorporation by Reference

    To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled Compensation Committee Report on Executive Compensation and Stock Performance Chart shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Other Proposed Action

    The Board of Directors knows of no other matters that are to be presented at the Meeting. If, however, any other business should properly come before the Meeting, the persons named in the enclosed proxy intend to vote such proxy upon such matters in accordance with their best judgment.

                      By Order of the Board of Directors

                      Edwin L. Lewis
                      Clerk

AMERICAN SCIENCE AND ENGINEERING, INC.
 SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
 September 20, 2001
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Ralph S. Sheridan, Edwin L. Lewis and Paige M. Cochran, or any of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting in Lieu of Annual Meeting of Stockholders ("Meeting") of American Science and Engineering, Inc. ("Company") to be held Thursday, September 20, 2001 at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts at 10:30 a.m. and at any adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all of the stock of the Company standing in the name of the undersigned on the books of the Company, on all matters set forth in the Notice of the Meeting and upon such other and further business as may properly come before the Meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS INSTRUCTED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE, AND IN THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OF THE MEETING.

TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE.

Please mark your
A	X	votes as in this
example.
Your shares will be voted FOR the following proposal unless otherwise indicated.
	FOR ALL	WITHHOLD FROM
	NOMINEES	ALL NOMINEES
1. ELECTION OF DIRECTORS: To fix the			Nominees: Roger P. Heinisch Hamilton W. Helmer	The undersigned hereby acknowledges receipt of the Notice of Special Meeting in Lieu of Annual Meeting of Stockholders,
number of directors at six and to elect the nominees listed at right.			Donald J. McCarren William E. Odom Ralph S. Sheridan Carl W. Vogt	the Proxy Statement for the Meeting and the 2001 Annual Report of the Company. PLEASE SIGN, DATE AND RETURN
For, except vote withheld from the following nominee(s):				YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

SIGNATURE                     DATE         SIGNATURE                      DATE

NOTE: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THIS CARD. For joint accounts, both owners should sign. Fiduciaries and corporate officers should indicate their full titles.

QuickLinks

PROPOSAL NO. 1 ELECTION OF DIRECTORS
OWNERSHIP OF COMMON STOCK OF THE COMPANY BY CERTAIN PERSONS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN THE LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
AUDIT COMMITTEE CHARTER; AUDIT COMMITTEE INDEPENDENCE
OTHER MATTERS